EXHIBIT 3.1(a)

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               CLAIMSNET.COM INC.



        (Original Certificate of Incorporation filed September 11, 1997)


      CLAIMSNET.COM INC., a Delaware corporation (the "Corporation"), does hereby certify as follows:

            FIRST: That the Board of Directors of the Corporation, by unanimous written consent without a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the "DGCL"), adopted resolutions setting forth the amendments to the Certificate of Incorporation of the Corporation set forth below, declaring said amendments to be advisable and submitting them to the stockholders of the Corporation entitled to vote thereon for consideration thereof.

            SECOND: That, by written consent executed in accordance with Section 228 of the DGCL, the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, voted in favor of the adoption of the amendments to the Certificate of Incorporation of the Corporation set forth below.

            THIRD: That the amendments to the Certificate of Incorporation of the Corporation set forth below were duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

                  RESOLVED, that the Certificate of Incorporation of the
            Corporation be amended by adding thereto an Article thereof numbered "ELEVENTH" to be and read in its entirety as follows:

                  "ELEVENTH. The Corporation hereby elects not to be governed by
            Section 203 of the General Corporation Law of the State of Delaware in accordance with paragraph (b)(3) of such Section 203."



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      IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed on its behalf this 1st day of April, 1999.


                                CLAIMSNET.COM INC.



                                BY: /S/ Bo W. Lycke
                                   ---------------------------------------------
                                   NAME:  BO W. LYCKE
                                   TITLE: CHAIRMAN OF THE BOARD OF DIRECTORS,
                                          PRESIDENT, AND CHIEF EXECUTIVE OFFICER

ATTEST:

/S/ C. Kelly Campbell
------------------------
NAME:  C. KELLY CAMPBELL
TITLE: SECRETARY